                                                                    Exhibit 4(b)

(CUNA MUTUAL GROUP LOGO)
CUNA Mutual Insurance Society

Administrative Office
P.O. Box 61 - Waverly, IA 50677-0061
Phone: 800/779-5433

                    FLEXIBLE PREMIUM VARIABLE UNIVERSAL LIFE
                                INSURANCE POLICY

                            POLICY NUMBER: 123456789

READ YOUR POLICY CAREFULLY. This is a legal contract between you and CUNA Mutual Insurance Society. Your policy is issued based on the information in the application and payment of premiums as shown on the data page(s). We will pay death benefit proceeds and provide for other benefits described in this policy provided all its terms and conditions are met.

THE AMOUNT OF DEATH BENEFIT MAY INCREASE OR DECREASE DEPENDING ON THE INVESTMENT EXPERIENCE OF THE SUBACCOUNTS SELECTED, IF ANY, AND ON THE DEATH BENEFIT OPTION SELECTED AS DESCRIBED IN SECTION 14.

THE PORTION OF YOUR POLICY VALUE IN THE SUBACCOUNT(S) MAY VARY FROM DAY TO DAY AND IS NOT GUARANTEED. IT MAY INCREASE OR DECREASE DEPENDING ON THE INVESTMENT EXPERIENCE OF THE SUBACCOUNT(S) SELECTED.

THIS POLICY IS INTENDED TO QUALIFY FOR TREATMENT AS A LIFE INSURANCE POLICY UNDER THE INTERNAL REVENUE CODE. WE MAY RETURN PREMIUMS WHICH WOULD DISQUALIFY THE POLICY FROM TAX TREATMENT AS A LIFE INSURANCE POLICY.

Signed for CUNA Mutual Insurance Society, Waverly, Iowa, on the policy issue date.


/s/ Jeff Post                           /s/ Faye Patzner
-------------------------------------   ----------------------------------------
President                               Secretary

RIGHT TO EXAMINE: IT IS IMPORTANT TO US THAT YOU ARE SATISFIED WITH YOUR POLICY IF AFTER IT IS ISSUED. IF YOU ARE NOT SATISFIED, YOU MAY RETURN IT TO US WITHIN [TEN (10)] DAYS AFTER YOU RECEIVE IT, OR WITHIN FORTY-FIVE (45) DAYS AFTER THE APPLICATION WAS SIGNED. IF THIS POLICY IS A REPLACEMENT FOR AN EXISTING POLICY, YOU MAY RETURN IT TO US WITHIN [TWENTY (20)] DAYS AFTER YOU RECEIVE IT. YOU MAY RETURN IT BY DELIVERING OR MAILING IT TO OUR HOME OFFICE, THE AGENT THROUGH WHOM IT WAS PURCHASED, OR TO ANY AGENT OF CUNA MUTUAL INSURANCE SOCIETY. IF YOU RETURN THE POLICY, WE WILL TREAT IT AS IF IT HAD NOT BEEN ISSUED. YOU WILL RECEIVE A REFUND EQUAL TO THE PREMIUMS YOU PAID WITHIN SEVEN (7) DAYS OF RECEIPT OF THE POLICY IN OUR HOME OFFICE.

               Flexible Premium Variable Universal Life Insurance
                            Adjustable Death Benefit
        Flexible Premiums Payable During Lifetime of Insured Until Age 95
        Death Benefit Payable at Death of Insured Prior to Maturity Date
                                  Participating

POLICY GUIDE AND INDEX

Data Page .........................................................   Section  1
Definitions .......................................................   Section  2
General Information ...............................................   Section  3
Dividends .........................................................   Section  4
Right to Convert ..................................................   Section  5
Premiums ..........................................................   Section  6
Insurance Charges .................................................   Section  7
Premium Investment Options ........................................   Section  8
Transfer Privilege ................................................   Section  9
Policy Value ......................................................   Section 10
Partial Withdrawals and Policy Surrender ..........................   Section 11
Policy Loans ......................................................   Section 12
Restrictions on Policy ............................................   Section 13
Death Benefit .....................................................   Section 14
Payment of Proceeds ...............................................   Section 15
Beneficiary .......................................................   Section 16
Settlement Options ................................................   Section 17
Option Tables .....................................................   Section 18
Additional Benefit Rider(s)
Guaranteed Maximum Annual Cost of Insurance Rate Table(s)

SUMMARY OF POLICY BENEFITS

LIVING BENEFITS

Policy Loans
Partial Withdrawals
Transfer Privileges
Dividends

DEATH BENEFIT

The amount payable to the beneficiary is determined as of the date of the insured's death. It is equal to the following amounts:

     -    The death benefit amount on the date of death; plus

     -    Any premiums received after the date of death; minus

     -    Any partial withdrawals taken after the date of death; minus

     -    Any insurance charges due if the insured dies during a grace period;
          minus

     -    Any loan amount.

ADDITIONAL BENEFIT RIDER(S)

Any additional benefit rider(s) listed on the data page are described more fully in the additional benefit rider(s) that follow Section 18.

                                                        POLICY NUMBER: 123456789



SECTION 1. DATA PAGE

            FLEXIBLE PREMIUM VARIABLE UNIVERSAL LIFE INSURANCE POLICY

OWNER: John Doe                   SPECIFIED AMOUNT: $50,000
INSURED: John Doe                 RATING: Standard Tobacco
ISSUE DATE: January 15, 2000      ISSUE AGE: 35
MATURITY DATE: January 15, 2060   GENDER: Male
DEATH BENEFIT OPTION: Option 1    COST OF INSURANCE RATES: Male

                                                     SPECIFIED      PROTECTION
PROTECTION PROVIDED BY POLICY AND RIDERS:              AMOUNT    PROVIDED UNTIL *
-----------------------------------------            ---------   ----------------
Flexible Premium Variable Universal Life Insurance    $50,000    January 15, 2060
Other Insured Rider(s)                                $50,000    January 15, 2060
Accidental Death Benefit Rider                        $50,000    January 15, 2035
Guaranteed Insurability Rider                         $50,000    January 15, 2005
Child Insured Rider(s)                                10 units   January 15, 2030
Waiver of Premium Disability Rider                      N/A      January 15, 2030

* The cost of insurance for the protection provided is deducted from the policy value. Cost of insurance rates for each type of protection are shown in separate tables on subsequent pages. It is possible that protection will not continue to the date(s) shown if either no premiums are paid after the initial premium payment, or subsequent premium payments plus investment results on the designated subaccount(s) are not adequate to continue protection to the date shown. It is also possible that protection will continue to the date shown, but with little or no policy value on that date.

PREMIUM INFORMATION:

Initial Required Premium:       $  192.83
Initial Premium:                $  192.83
Planned Premium:                $1,156.96 annually
Basic Guarantee Premium**:      $1,156.96
Extended Guarantee Premium**:   $1,571.42

** These are the initial amounts as of the policy issue date. If you make a change to your policy benefits or change how you fund your policy, these amounts will change.

POLICY INTEREST RATES (COMPOUNDED ANNUALLY):

Loan Account Rate:                      4%
Standard Loan Rate:                    [6%]
Preferred Loan Rate:                 [4.5%]
Guaranteed Settlement Option Rate:      4%

DEATH BENEFIT DISCOUNT FACTOR: 1.0032737

INITIAL ALLOCATION OF NET PREMIUMS:

Minimum Allocation Percentage: 5%

     VARIABLE ACCOUNT : CUNA Mutual Variable Life Insurance Account

                                            Net Premium
Subaccounts/Fixed Account        Fund        Allocation
-------------------------    ------------   -----------
Mid-Cap Stock                Ultra Series       100%
Capital Appreciation Stock   Ultra Series         0%
G & I Stock                  Ultra Series         0%
Balanced                     Ultra Series         0%
Bond                         Ultra Series         0%
Money Market                 Ultra Series         0%
International Stock          Ultra Series         0%
High Income                  Ultra Series         0%
Global Securities            Ultra Series         0%
Multi-Cap Stock              Ultra Series         0%
Fixed Account                     N/A             0%

CHARGES AND FEES:

ADMINISTRATIVE CHARGE: .0375 per $1000 of specified amount monthly for years 1-10 (.45 per $1000 annually)

MORTALITY AND EXPENSE RISK CHARGE: .00246575% daily on variable account value (.90% annually)

PREMIUM EXPENSE CHARGE: 0.00%

POLICY FEE*: $6.00 monthly ($72.00 annually)

SERVICE FEES*:

     Transfer: $10.00 per transfer after the first 12 transfers during a policy year.

     Specified Amount Increase: $100.00 per requested increase after the first increase during a policy year.

     Partial Withdrawal: $25.00 or 2% of amount withdrawn (whichever is less) per partial withdrawal.

* We reserve the right to reduce or waive any of these fees. Any reduction or waiver will be administered in a non-discriminatory manner.

SURRENDER CHARGES:

YEAR
----
1      $406.50
2       386.17
3       365.85
4       345.52
5       304.87
6       264.22
7       203.25
8       142.27
9        81.30
10+          0

In the event of full surrender, surrender charges will be assessed against the policy value. These charges are based on the policy's initial specified amount. Additional surrender charges will be assessed if the specified amount is increased.

SECTION 2.                                             DEFINITIONS

2.1  WHAT ARE THE MOST           ACCOUNTS - Allocation options including the fixed account
     COMMONLY USED TERMS AND     of the general account and the subaccounts of the
     WHAT DO THEY MEAN?          variable account.

                                 ACCUMULATION UNIT - A unit of measure used to calculate
                                 variable account value.

                                 AGE - The insured's age at the insured's most recent
                                 birthday.

                                 BASIC GUARANTEE PREMIUM - The required amount of annual
                                 premium payable to keep the basic guarantee, as described
                                 in Section 6, in effect.

                                 BENEFICIARY - The person or persons you have chosen to
                                 receive the death proceeds.

                                 EXTENDED GUARANTEE PREMIUM - The required amount of
                                 annual premium payable to keep the extended guarantee, as
                                 described in Section 6, in effect.

                                 FIXED ACCOUNT - An option under the policy funded by our
                                 general account. It is not part of, nor dependent upon,
                                 the investment performance of the variable account.

                                 FIXED ACCOUNT VALUE - The value of the policy in the
                                 fixed account.

                                 FUND - Each investment portfolio (sometimes called
                                 Series) of the Ultra Series Fund or any other open-end
                                 management investment company or unit investment trust in
                                 which a subaccount invests.

                                 GENERAL ACCOUNT - Our assets other than those allocated
                                 to the variable account or any other variable account of
                                 CUNA Mutual Insurance Society.

                                 HOME OFFICE - CUNA Mutual Insurance Society, 2000
                                 Heritage Way, Waverly, Iowa, 50677.

                                 IN FORCE - The insured's life is insured under the terms
                                 of this policy.

                                 INITIAL PREMIUM - The amount we received as of the policy
                                 issue date.

                                 INITIAL REQUIRED PREMIUM - The amount required on or
                                 prior to the policy issue date. The initial required
                                 premium is shown on the data page.

                                 IRREVOCABLE BENEFICIARY - A beneficiary who has certain
                                 rights which cannot be changed unless s/he consents to
                                 the change.

                                 LAPSE - The insured's life is no longer insured under
                                 this policy.

                                 LOAN ACCOUNT - A portion of our general account to which
                                 fixed account and/or variable account value is
                                 transferred to provide collateral for any loan taken
                                 under the policy.

                                 LOAN ACCOUNT VALUE - The value of the policy in the loan
                                 account.

                                 LOAN AMOUNT - The sum of your loan principal plus any
                                 accrued loan interest.

                                 MATURITY DATE - The date on which we will pay you the
                                 surrender value, if any, provided the insured is still
                                 living. The original maturity date is shown on the data
                                 page.

                                 MINIMUM SUBSEQUENT PREMIUM - The minimum amount we will
                                 accept as a premium payment after the initial premium.

                                 MONTHLY PROCESSING DAY - The same day in each month as
                                 the policy issue date in which insurance charges for this
                                 policy are deducted and interest is credited on any
                                 amounts in the fixed account.

                                 NET AMOUNT AT RISK - The difference between the death
                                 benefit and the policy value.

                                 NET PREMIUM - The amount you pay as the premium, less the
                                 premium expense charge.

                                 PAYEE - The person receiving settlement option payments
                                 upon whose life payments are based.

                                 PLANNED PREMIUM - The amount you plan to pay on a regular
                                 basis over a specified period of time to fund your
                                 policy. The planned premium as of your policy issue date
                                 is shown on the data page.

                                 POLICY ANNIVERSARY - Same day and month as the policy
                                 issue day and month for each year the policy remains in
                                 force.

                                 POLICY ISSUE DATE - The date coverage under this policy
                                 begins. The date from which policy anniversaries and
                                 monthly processing days are determined.

                                 POLICY FEE - A portion of the insurance charge which is
                                 deducted each monthly processing day to cover policy
                                 expenses. The policy fee is shown on the data page.

                                 POLICY YEAR - A twelve-month period beginning on a policy
                                 anniversary.

                                 POLICY VALUE - The total amount invested under the
                                 policy. It is the sum of the variable account value, the
                                 fixed account value, and the loan account value.

                                 PREMIUM EXPENSE CHARGE - An amount we deduct from your
                                 premium payments to cover taxes we are currently charged
                                 by your state of residence. The initial charge is shown
                                 on the data page.

                                 PRO RATA - A method of distribution of variable account
                                 value and fixed account value among any or all of your
                                 accounts. The distribution is in the same proportion that
                                 the value in each account has to the total value of the
                                 affected accounts.

                                 SPECIFIED AMOUNT - The amount used to determine the death
                                 benefit amount. The specified amount is shown on the data
                                 page.

                                 SUBACCOUNT - A subdivision of the variable account; the
                                 assets of which are invested in a corresponding fund.

                                 SURRENDER VALUE - The policy value less any applicable
                                 surrender charges and any loan amount.

                                 VALUATION DAY - Each day on which valuation of the assets
                                 of a subaccount is required by applicable law.

                                 VALUATION PERIOD - The period beginning at the close of
                                 the New York Stock

                                 Exchange (currently 3:00 p.m. Central Time) of one
                                 valuation day, and continuing to 3:00 p.m. Central Time,
                                 or the close of the New York Stock Exchange, whichever is
                                 earlier, of the next succeeding valuation day.

                                 VARIABLE ACCOUNT - The CUNA Mutual Variable Life
                                 Insurance Account. A segregated investment account of
                                 CUNA Mutual Insurance Society into which net premiums may
                                 be allocated.

                                 VARIABLE ACCOUNT VALUE - The value of the policy in the
                                 variable account.

                                 WE, OUR, US - CUNA Mutual Insurance Society.

                                 WRITTEN REQUEST - A signed and dated written notice in a
                                 form satisfactory to us and received in our home office.

                                 YOU, YOUR - The owner of this policy who is entitled to
                                 exercise all rights and privileges provided in the
                                 policy.

SECTION 3.                                      GENERAL INFORMATION

3.1  WHAT IS OUR AGREEMENT       Our agreement with you consists of the policy,
     WITH YOU?                   any attached riders, endorsements or
                                 amendments, and applications.

                                 No one except a company officer can change or give up any of the rights or requirements in this policy. Any change must be made in writing.

3.2  CAN THIS POLICY BE          We relied on statements you made in the
     CONTESTED?                  application when we issued this policy. In the
                                 absence of fraud, we will accept the statements
                                 made in the application or reinstatement
                                 application to be representations and not
                                 warranties. Statements made in the application
                                 or reinstatement application will not be used
                                 to contest this policy or challenge a claim
                                 under this policy unless that statement is
                                 material.

                                 A statement is material if, based on correct and complete information, we would have:

                                      a.)  denied coverage;

                                      b.)  issued the policy at a higher cost of
                                           insurance rate; or

                                      c.)  issued the policy on some other basis
                                           than applied for.

                                 If this policy is void as a result of a
                                 contest, any money you paid, less any partial withdrawals and loan amount, will be refunded to you.

3.3  WHEN DOES THIS POLICY       This policy is incontestable as to the initial
     BECOME INCONTESTABLE?       specified amount after it has been in force
                                 during the insured's lifetime for two years
                                 from the policy issue date. If this policy is
                                 reinstated, it is incontestable after it has
                                 been in force during the insured's lifetime for
                                 two years from the date of reinstatement. If
                                 reinstatement occurs, it may be contested on
                                 the basis of statements made in the
                                 reinstatement application.

                                 This provision applies only to this policy. Any additional benefit rider(s) have separate incontestability provisions.

                                 Any amount of increase in the specified amount becomes incontestable after the increase has been in force during the insured's lifetime for two years from the effective date of the increase.

3.4  HOW DO YOU EXERCISE YOUR    You may exercise all the rights allowed by this
     RIGHTS AS OWNER?            policy during the insured's lifetime and prior
                                 to the maturity date by written request.

3.5  HOW IS OWNERSHIP OF THIS    A change of owner may be made at any time
     POLICY CHANGED?             before the insured's death by written request.
                                 The written consent of each assignee and
                                 irrevocable beneficiary is required.

                                 Your written request will not be effective until it is recorded at our home office. After it has been recorded, it will take effect as of the date you signed the request. We will not be responsible for any action taken before we record the request.

3.6  WHAT IF THE INSURED'S AGE   For a policy based on male or female cost of
     OR GENDER HAS BEEN          insurance rates (see data page for basis), if
     MISSTATED?                  the insured's age or gender has been misstated,
                                 an adjustment will be made to reflect the
                                 correct age and gender as follows:

                                      a.)  If the misstatement is discovered at
                                           death, the death benefit amount will
                                           be adjusted based on what the cost of
                                           insurance rate as of the most recent
                                           monthly processing day would have
                                           purchased at the insured's correct
                                           age and gender.

                                      b.)  If the misstatement is discovered
                                           prior to death, the cost of insurance
                                           rate will be adjusted based on the
                                           insured's correct age and gender
                                           beginning on the next monthly
                                           processing day.

                                 For a policy based on blended cost of insurance rates (see data page for basis), a misstatement of gender will not result in an adjustment.
                                 However, if the insured's age has been
                                 misstated, an adjustment will be made to reflect the correct age as follows:

                                      a.)  If the misstatement is discovered at
                                           death, the death benefit will be
                                           adjusted based on what the cost of
                                           insurance rate as of the most recent
                                           monthly processing day would have
                                           purchased at the insured's correct
                                           age.

                                      b.)  If the misstatement is discovered
                                           prior to death, the cost of insurance
                                           rate will be adjusted based on the
                                           insured's correct age beginning on
                                           the next monthly processing day.

3.7  IS THERE A SUICIDE          Suicide by the insured, whether sane or insane,
     EXCLUSION?                  within two years of the policy issue date or
                                 reinstatement date is not covered by this
                                 policy. If the insured dies by suicide during
                                 this two year period, the premium you paid,
                                 less any partial withdrawals and loan amount,
                                 will be refunded to you. If the insured dies by
                                 suicide within two years of the date of an
                                 increase in the specified amount, the only
                                 amount payable with respect to the increase
                                 will be a return of the cost of insurance and
                                 administrative charge made for the increase.

3.8  CAN THIS POLICY BE          You may assign this policy while it is in force
     ASSIGNED AS COLLATERAL      by written request provided:
     SECURITY?

                                      a.)  the assignment is in writing on a
                                           form acceptable to us;

                                      b.)  it is signed by you and any
                                           irrevocable beneficiaries; and

                                      c.)  it is received by us at our home
                                           office.

                                 The assignment will be effective on the date the written request is received at our home office and accepted by us. We will not be responsible for any action taken before we record the request or for the validity of any assignment.

3.9  CAN THE MATURITY DATE BE    You may extend the original maturity date of
     EXTENDED?                   this policy by selecting a new maturity date at
                                 any time by written request before the policy
                                 anniversary at the insured's age 95. If a new
                                 maturity date is chosen, your policy will not
                                 mature on the original maturity date, and on
                                 the policy anniversary at the insured's age 95:

                                      a.)  we will not accept additional premium
                                           for this policy;

                                      b.)  the specified amount will be
                                           decreased to zero;

                                      c.)  the cost of insurance rate will be
                                           zero; and

                                      d.)  the death benefit percentage factor
                                           will be equal to 1.01 and will remain
                                           at 1.01 to the new maturity date. On
                                           the new maturity date, the death
                                           benefit percentage factor will be
                                           equal to 1.00. (See Section 14.)

3.10 WILL ANNUAL REPORTS BE      We will send you a report at least annually
     SENT?                       which provides information about your policy as
                                 required by any applicable law.

3.11 CAN WE MODIFY THE POLICY?   Upon notice to you, we may modify this policy
                                 if:

                                      a.)  necessary to permit the policy or the
                                           variable account to comply with any
                                           applicable law or regulation issued
                                           by a government agency;

                                      b.)  necessary to assure continued
                                           qualification of the policy under the
                                           Internal Revenue Code or other
                                           federal or state laws relating to
                                           variable life contracts; or

                                      c.)  necessary to reflect a change in the
                                           operation of the variable account.
                                           (See Section 8.)

                                 In the event of most such modifications, we will make appropriate endorsements to the policy.

3.12 WHEN WILL THIS POLICY       This policy will terminate on the earliest of:
     TERMINATE?

                                      a.)  the date you request full surrender;

                                      b.)  the date death proceeds are payable;

                                      c.)  the maturity date; or

                                      d.)  the date the grace period ends
                                           without payment of the premium due.

SECTION 4.                                        DIVIDENDS

4.1  WILL THIS POLICY RECEIVE    While this policy is in force, it will share in
     DIVIDENDS?                  our divisible surplus. We will determine once a
                                 year if any dividends are payable on this
                                 policy. You will receive dividends, if any, on
                                 your policy anniversary. We do not anticipate
                                 any dividends to be paid during the first 10
                                 policy years.

4.2  HOW CAN DIVIDENDS BE        You may request that we apply your dividends
     APPLIED?                    by:

                                      a.)  paying them to you in cash; or

                                      b.)  applying them to your accounts
                                           according to your premium allocation
                                           percentages on file at our home
                                           office.

                                 If you do not choose an option, any dividends payable will be applied to your accounts according to your premium allocation percentages on file at our home office.

SECTION 5. RIGHT TO CONVERT

5.1  CAN THIS POLICY BE          You may convert this policy to a fixed policy
     CONVERTED?                  during the first 24 months after the policy
                                 issue date. It may be converted to a fixed
                                 policy by transferring, without charge, the
                                 value in the subaccounts to the fixed account.
                                 If you do so, future payments will be allocated
                                 to the fixed account, unless you specify
                                 otherwise. The conversion will become effective
                                 when we receive your written request.

SECTION 6. PREMIUMS

6.1  WHAT ARE THE                The initial required premium for this policy is shown on
     PREMIUMS FOR THIS           the data page. This amount must be paid to us during the
     POLICY?                     lifetime of the insured on or before the policy issue
                                 date. All premiums after the initial required premium are
                                 payable to us at our home office. We will give you a
                                 receipt for payment if you request it. The amount and
                                 frequency of your planned premium as of the policy issue
                                 date is shown on the data page. You may increase,
                                 decrease, or skip planned premium payments, or make
                                 unscheduled premium payments, subject to the limits
                                 described below.

6.2  ARE THERE ANY LIMITS ON     We will accept premium payments subject to the following
     PREMIUM PAYMENTS?           limitations:

                                      a.)  the payment does not increase the policy value
                                           such that it disqualifies your policy as life
                                           insurance under Internal Revenue Code
                                           regulatory guidelines; and

                                      b.)  the payment does not increase the net amount at
                                           risk. We may allow a payment that increases the
                                           net amount at risk if we receive evidence of
                                           insurability satisfactory to us.

6.3  WHAT HAPPENS IF YOU         If you stop making premium payments and your surrender
     STOP MAKING PREMIUM         value on any monthly processing day is sufficient to pay
     PAYMENTS?                   the insurance charges, your policy will remain in force.
                                 Insurance charges will be deducted on each monthly
                                 processing day until the earlier of:

                                      a.)  the monthly processing day the surrender value
                                           is less than the amount needed to pay the
                                           insurance charges; or

                                      b.)  the maturity date.

6.4  WHAT HAPPENS IF YOUR        If your surrender value on any monthly processing day is
     SURRENDER VALUE IS          insufficient to pay the insurance charges, we will mail a
     INSUFFICIENT TO PAY THE     notice of impending termination to you at your last post
     INSURANCE CHARGES?          office address known to us and your grace period will
                                 begin. However, if your policy meets the premium
                                 requirements of one of the guarantees described below,
                                 your policy will continue in force for the duration of
                                 the guarantee provided you meet the requirements of that
                                 guarantee.

                                      a.)  BASIC GUARANTEE: The basic guarantee is in
                                           effect provided the total of your net premiums
                                           on each monthly processing day following your
                                           policy issue date, less the total of any
                                           partial withdrawals and loans taken to date, is
                                           at least equal to the basic guarantee premium
                                           requirement. The basic guarantee premium
                                           requirement is equal to the total amount of all
                                           basic guarantee premiums accumulated as of that
                                           monthly processing day. This basic guarantee
                                           will remain in effect as long as you meet the
                                           premium requirements, and will continue until
                                           the later of: 1.) the insured's attained age
                                           65; or 2.) 10 years after the policy issue
                                           date. The basic guarantee premium as of the
                                           policy issue date is shown on the data page. If
                                           you make a change to your policy benefits or
                                           change how you fund your policy, this amount
                                           will change and will affect the premium
                                           required for the basic guarantee.

                                      b.)  EXTENDED GUARANTEE: The extended guarantee is
                                           in effect provided the total of your net
                                           premiums on each monthly processing day
                                           following your policy issue date, less the
                                           total of any partial withdrawals and loans
                                           taken to date, is at least equal to the
                                           extended guarantee premium requirement. The
                                           extended guarantee premium requirement is equal
                                           to the total amount of all extended guarantee
                                           premiums accumulated as of that monthly
                                           processing day. This extended guarantee will
                                           remain in effect as long as you meet the
                                           premium requirements, and will continue until
                                           your attained age 95. The extended guarantee
                                           premium as of the policy issue date is shown on
                                           the data page. If you make a change to your
                                           policy benefits or change how you fund your
                                           policy, this amount will change and will affect
                                           the premium required for the extended
                                           guarantee.

                                 You will be notified if the total of your net premiums is
                                 no longer sufficient to keep the basic guarantee or
                                 extended guarantee in effect.

                                 If the basic guarantee was previously in effect, you will
                                 have 61 days to pay us sufficient premium in order to
                                 keep the basic guarantee in effect. If the extended
                                 guarantee was previously in effect, you will have 61 days
                                 to pay us sufficient premium to keep either the basic
                                 guarantee or extended guarantee in effect.

                                 During the guarantee period, insurance charges will
                                 continue to be deducted, and may result in a surrender
                                 value of less than zero at the end of the period. If your
                                 surrender value is equal to or less than zero at the end
                                 of the guarantee period, we will mail a notice of
                                 impending termination to you at your last post office
                                 address known to us and your grace period will begin.

6.5  WHAT IS THE GRACE           You have a grace period of 61 days after the mailing date
     PERIOD?                     of the notice of impending termination to pay us
                                 sufficient premium to keep your policy in force.

                                 The premium due is equal to the amount required to
                                 increase the surrender value to zero by the end of the
                                 grace period, plus two months of expected insurance
                                 charges.

                                 If you pay the premium due on or before the end of the 61
                                 day grace period, your policy will remain in force as if
                                 the amount had been paid on the monthly processing day.

                                 If the insured dies during the grace period, we will pay
                                 the death proceeds to the beneficiary. Any insurance
                                 charges due will be deducted from the death proceeds.

6.6  WHAT HAPPENS IF THE         If the premium due is not paid on or before the end of
     PREMIUM DUE IS NOT          the grace period, all coverage under the policy and any
     PAID ON OR BEFORE THE       rider(s) will lapse without value at the end of the grace
     END OF THE GRACE            period. However, you may ask us to reinstate your policy
     PERIOD?                     within five years after its lapse. In order to do so, we
                                 will require the following:

                                      a.)  your written request for reinstatement;

                                      b.)  evidence of insurability satisfactory to us;

                                      c.)  payment of net premium sufficient to increase
                                           the surrender value to zero as of the end of
                                           the grace period, plus two months of expected
                                           insurance charges; and

                                      d.)  payment or reinstatement of any loan amount
                                           which existed at the end of the grace period.
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                                 The cost of insurance will be based on the underwriting
                                 classification of the reinstated policy.

                                 The reinstatement will become effective immediately upon
                                 our approval of the reinstatement. If either the basic
                                 guarantee or the extended guarantee was in effect at the
                                 time of lapse, then it will continue in effect as if the
                                 policy had never ended, provided you pay us sufficient
                                 premium to keep the guarantee in effect.

SECTION 7. INSURANCE CHARGES

7.1  WHAT DO THE INSURANCE       The insurance charges for this policy consist of:
     CHARGES CONSIST OF AND
     WHEN ARE THEY DEDUCTED?          a.)  the cost of insurance; plus

                                      b.)  the cost of any riders; plus

                                      c.)  the policy fee; plus

                                      d.)  the administrative charge.

                                 Insurance charges will be deducted pro rata on each
                                 monthly processing day. We reserve the right to allow
                                 other methods for the deduction of insurance charges. You
                                 will be notified of the availability of any such methods.
                                 If an account value is insufficient to pay its portion
                                 of the insurance charges, such charges will be taken on a
                                 pro rata basis from the remaining accounts.

7.2  HOW IS THE COST OF          The cost of insurance is calculated on each monthly
     INSURANCE CALCULATED?       processing day. It is equal to:

                                 a.)  the net amount at risk; divided by

                                 b.)  the death benefit discount factor (see data
                                      page); multiplied by

                                 c.)  the current cost of insurance rate.

7.3  CAN THE CURRENT COST OF     We may change the current cost of insurance rate schedule
     INSURANCE RATE SCHEDULE     from time to time based on changes in future expectations
     CHANGE?                     for such factors as: investment earnings, mortality,
                                 persistency, expenses, and taxes. Any change will apply
                                 to all persons of the same age, gender (for a policy
                                 based on male or female cost of insurance rates), plan of
                                 insurance, and rating class, and whose policies have been
                                 in effect for the same length of time. We will not change
                                 the current cost of insurance rates because of a change
                                 in the insured's health or occupation, or to recoup prior
                                 losses.

                                 The current cost of insurance rates will never be greater
                                 than those shown in the guaranteed maximum annual cost of
                                 insurance rate table.

SECTION 8. PREMIUM INVESTMENT OPTIONS

8.1  WHAT IS THE FIXED           The fixed account is a non-segregated portion of our
     ACCOUNT?                    general account. The fixed account does not depend on the
                                 investment performance of the variable account. Subject
                                 to applicable law, we have sole discretion over the
                                 investment of assets supporting the fixed account.

8.2  WHAT IS THE VARIABLE        The variable benefits under this policy are provided
     ACCOUNT?                    through the CUNA Mutual Variable Life Insurance Account,
                                 which is referred to in this policy as the variable
                                 account. The variable account is a segregated investment
                                 account to which we allocate certain assets and
                                 liabilities related to this policy and other variable
                                 policies. The variable account is registered with the
                                 Securities and Exchange Commission as a unit investment
                                 trust under the Investment Company Act of 1940 (the "1940
                                 Act").
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                                 We own the assets of the variable account. We value the
                                 assets of the variable account each valuation day.

                                 That portion of the assets of the variable account equal
                                 to the reserves and other policy liabilities of the
                                 policy supported by the variable account will not be
                                 charged with liabilities arising from any other business
                                 that we may conduct. We have the right to transfer to our
                                 general account any assets of the variable account that
                                 are in excess of such reserves and other policy
                                 liabilities. The income, gains, and losses, realized or
                                 unrealized, from the assets allocated to the variable
                                 account will be credited to or charged against the
                                 variable account, without regard to our other income,
                                 gains, or losses.

                                 The variable account is divided into subaccounts. The
                                 subaccounts as of the policy issue date are shown on the
                                 data page. Each subaccount invests its assets solely in
                                 the shares or units of designated funds of underlying
                                 investment companies. The funds corresponding to the
                                 subaccounts available as of the policy issue date are
                                 shown on the data page. Net premiums allocated and
                                 transfers to a subaccount are invested in the fund
                                 supporting that subaccount.

8.3  CAN THE VARIABLE ACCOUNT    Subject to obtaining approval or consent required by
     BE MODIFIED?                applicable law, we reserve the right to:

                                      a.)  combine the variable account with any of our
                                           other variable accounts;

                                      b.)  eliminate or combine any subaccounts and
                                           transfer the assets of any subaccount to any
                                           other subaccount;

                                      c.)  add new subaccounts and make such subaccounts
                                           available to any class of policies as we deem
                                           appropriate;

                                      d.)  add new funds or remove existing funds;

                                      e.)  substitute a different fund for any existing
                                           fund, if shares or units of a fund are no
                                           longer available for investment, or if we
                                           determine that investment in a fund is no
                                           longer appropriate;

                                      f.)  deregister the variable account under the 1940
                                           Act if such registration is no longer required;

                                      g.)  operate the variable account as a management
                                           investment company under the 1940 Act
                                           (including managing the variable account under
                                           the direction of a committee) or in any other
                                           form permitted by law;

                                      h.)  restrict or eliminate any voting rights of
                                           owners or other persons having such rights as
                                           to the variable account; and

                                      i.)  make any other changes to the variable account
                                           or its operations as may be required by the
                                           1940 Act or other applicable law or
                                           regulations.

                                 In the event of any such substitution or other change, we
                                 may make changes to this and other policies as may be
                                 necessary or appropriate to reflect such  substitution or
                                 other changes.

                                 The investment policy of a subaccount may not be changed
                                 unless:

                                      a.)  the change is approved, if required, by the
                                           Insurance Commissioner of the State of Iowa;
                                           and

                                      b.)  a statement of such approval is filed, if
                                           required, with the insurance department of the
                                           state in which this policy is delivered.
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SECTION 9. TRANSFER PRIVILEGE

9.1  CAN YOU TRANSFER VALUES     You may transfer values among and between the accounts
     AMONG AND BETWEEN THE       while the insured is living and before the maturity date
     ACCOUNTS?                   by written request. The transfer privilege allows you to:

                                      a.) transfer an amount up to the amount invested in
                                          one subaccount to another subaccount at any time;

                                      b.) transfer an amount up to the amount invested in
                                          a subaccount to the fixed account at any time
                                          except for the six month period after a transfer
                                          out of the fixed account; and

                                      c.) transfer an amount out of the fixed account at
                                          any time during the 30 day period beginning on
                                          and immediately following the policy anniversary.
                                          Only one transfer of up to 25% of the fixed
                                          account will be allowed each policy year.
                                          Transfer of amounts from the fixed account to two
                                          or more subaccounts occurring on the same day
                                          will be considered one transfer.

                                 The service fee for the transfer, if any, is shown on the
                                 data page. The fee will be deducted from the account from
                                 which the transfer is made. If a transfer is made from
                                 more than one account at the same time, the fee will be
                                 deducted pro rata from such accounts. If an account value
                                 is insufficient, the fee will be deducted pro rata from
                                 the remaining accounts.

                                 Multiple transfers made on the same day will be treated
                                 as one transfer for the purpose of assessing a transfer
                                 fee. We reserve the right to waive any transfer
                                 restrictions, or to limit or suspend the transfer
                                 privilege for a reasonable period of time. Any waiver of
                                 transfer restriction, or limit or suspension of the
                                 transfer privilege, will be administered in a
                                 nondiscriminatory manner.

SECTION 10. POLICY VALUE

10.1 WHAT IS YOUR POLICY         Your policy value at any time is equal to the sum of the
     VALUE?                      values you have in the fixed account, the variable
                                 account, and the loan account.

10.2 HOW IS YOUR FIXED ACCOUNT   Your fixed account value is equal to:
     VALUE DETERMINED?
                                      a.) the amounts allocated or transferred to the
                                          fixed account; plus

                                      b.) interest earned; minus

                                      c.) any partial withdrawal or loan taken; minus

                                      d.) any amounts transferred to any subaccounts of
                                          the variable account.

                                 We will credit interest on each monthly processing day on
                                 all amounts in the fixed account at a rate not less than
                                 4.00%. Additional interest will be credited at our
                                 discretion.

10.3 HOW IS YOUR VARIABLE        Your variable account value at the end of each valuation
     ACCOUNT VALUE DETERMINED?   period is the total of your subaccount values. The value
                                 for each subaccount is equal to:

                                      a.) the number of that subaccount's accumulation
                                          units credited to you; multiplied by

                                      b.) the accumulation unit value for that subaccount
                                          at the end of the valuation period for which the
                                          determination is being made.
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10.4 HOW ARE ACCUMULATION        The accumulation unit value for each subaccount is
     UNIT VALUES DETERMINED?     determined at the end of each valuation period and is
                                 calculated by subtracting b.) from a.) and dividing the
                                 result by c.), where:

                                      a.) is the net result of:

                                          1.) the net assets of the subaccount
                                              attributable to the accumulation units
                                              (i.e., the aggregate value of the underlying
                                              fund shares held by the subaccount) as of
                                              the end of such valuation period; plus or
                                              minus

                                          2.) the cumulative credit or charge with respect
                                              to any taxes reserved for by us during the
                                              valuation period which we determine to be
                                              attributable to the operation of the
                                              subaccount.

                                      b.) is the cumulative unpaid charge for the
                                          mortality and expense risk charge. The charge
                                          for a valuation period is equal to the daily
                                          charge for the mortality and expense risk charge
                                          multiplied by the number of days in the
                                          valuation period.

                                      c.) is the number of accumulation units outstanding
                                          at the end of such valuation period.

                                 For each subaccount, net premium or transferred amounts
                                 are converted into accumulation units. The number of
                                 accumulation units credited is determined by dividing the
                                 dollar amount directed to each subaccount by the value of
                                 the accumulation unit for that subaccount at the end of
                                 the valuation period in which the net premium or
                                 transferred amount is received.

                                 Cancellation of the appropriate number of accumulation
                                 units from a subaccount will occur upon:

                                      a.) deduction of insurance charges;

                                      b.) a partial withdrawal or full surrender;

                                      c.) a policy loan;

                                      d.) a transfer from a subaccount;

                                      e.) any service fee;

                                      f.) payment of the death proceeds at the insured's
                                          death; or

                                      g.) payment of the surrender value on the maturity
                                          date.

                                 Accumulation units will be canceled as of the end of the
                                 valuation period in which we receive notice of or
                                 instructions regarding the event.

10.5 HOW IS YOUR LOAN ACCOUNT    Your loan account value is equal to any amounts in the
     VALUE DETERMINED?           loan account, plus any accrued loan account interest.
                                 (See Section 12.)

SECTION 11. PARTIAL WITHDRAWALS AND POLICY SURRENDER

11.1 WHAT ARE THE RULES FOR      You may make up to two partial withdrawals each policy
     A PARTIAL WITHDRAWAL?       year by written request. Written consent of all assignees
                                 or irrevocable beneficiaries must be obtained prior to
                                 any partial withdrawal. An amount up to the policy
                                 surrender value, less two months of insurance charges,
                                 may be taken as a partial withdrawal. Partial withdrawals
                                 will be effective as of the date we receive your written
                                 request. A partial withdrawal request for the full
                                 surrender value will be considered a full surrender of
                                 the policy.
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                                 You may specify the accounts from which the partial
                                 withdrawal, including the service fee, will be deducted.
                                 If any account value is insufficient, or if you do not
                                 specify the accounts, the amount will be deducted pro
                                 rata from all or any of remaining accounts.

                                 If death benefit Option 1 is in effect at the time of a
                                 partial withdrawal, the specified amount will be reduced
                                 by the amount of the partial withdrawal, including the
                                 amount of the service fee. If death benefit Option 2 is
                                 in effect at the time of a partial withdrawal, there will
                                 be no effect on the specified amount.

                                 We reserve the right to decline a partial withdrawal
                                 request if the remaining specified amount would be below
                                 the minimum specified amount necessary to issue a new
                                 policy.

11.2 WHAT ARE THE RULES FOR      You may surrender this policy for its surrender value by
     SURRENDER OF THIS POLICY?   written request. The written consent of all assignees or
                                 irrevocable beneficiaries must be obtained prior to any
                                 surrender. The surrender date of the policy will be the
                                 date we receive your written request. The surrender
                                 value will be determined as of the end of the valuation
                                 period during which the surrender occurs. The surrender
                                 value of your policy is equal to the policy value, less
                                 any applicable surrender charges and loan amount.

                                 Your policy and all insurance benefits will terminate
                                 as of the surrender date. We may require you to return
                                 your policy to us.

11.3 WHAT IS THE SURRENDER       The table of surrender charges is shown on the data
     CHARGE?                     page. Surrender charges are based on the specified amount
                                 and the insured's age, gender (if this policy is based on
                                 male or female cost of insurance rates), rating class,
                                 and will apply only during the first 10 policy years. Any
                                 increase in specified amount will have its own ten year
                                 surrender charge period.

SECTION 12. POLICY LOANS

12.1 ARE LOANS AVAILABLE?        You may borrow up to 90% of your policy value, less any
                                 surrender charges, by written request. This amount will
                                 be reduced by any existing loans when determining the
                                 amount available for any additional loans. The written
                                 consent of all assignees or irrevocable beneficiaries must be obtained prior to any policy loan. Loan activity may
                                 affect any dividends payable on this policy.

                                 You may specify the accounts from which the loan will be
                                 made. If you do not specify the accounts, we will deduct
                                 the amount pro rata. The amount borrowed from such
                                 accounts in connection with the loan will be transferred
                                 to the loan account.

12.2 WHAT IS A STANDARD          Any loan taken prior to your tenth policy anniversary
     LOAN?                       will be a standard loan.

12.3 WHAT IS A PREFERRED         Any new loan you take after your tenth policy anniversary
     LOAN?                       will be a preferred loan.

12.4 HOW WILL LOAN INTEREST      Interest will be credited on the amount in the loan
     BE DETERMINED?              account at the effective annual rate of 4.00%, as shown
                                 on the data page.
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                                 Interest is payable on policy loans and will accrue at
                                 the effective annual rate determined at our discretion
                                 for standard and preferred loans, but not more than
                                 6.00% for standard loans and 4.50% for preferred loans.
                                 The standard loan rate and the preferred loan rate as of
                                 the policy issue date are shown on the data page. Your
                                 loan amount is equal to the sum of your loan principal,
                                 plus any accrued loan interest.

                                 On each policy anniversary, any difference between the
                                 loan amount and the loan account value will be
                                 transferred pro rata to the loan account, unless the
                                 difference is paid in cash. Unpaid loan interest, when
                                 due, will increase the amount of your loan.

12.5 HOW ARE POLICY LOANS        You may repay all or part of a policy loan during the
     REPAID?                     lifetime of the insured and prior to the maturity date.
                                 Any policy loans and unpaid loan interest charges not
                                 repaid at the insured's death or at maturity are deducted
                                 from the death or maturity proceeds.

                                 Any amount we receive from you will be credited to your
                                 policy as a net premium payment, unless we receive
                                 written request that the amount is for loan repayment.

                                 A loan repayment will be allocated to your accounts
                                 according to your premium allocation percentages on file
                                 at the home office, unless you request otherwise.

SECTION 13. RESTRICTIONS ON POLICY

13.1 ARE THERE ANY               Generally, the amount of any full surrender, partial
     RESTRICTIONS ON PAYMENT     withdrawal, or policy loan will be paid to you within
     OF A PARTIAL WITHDRAWAL,    seven days of our receipt of your written request.
     FULL SURRENDER, OR POLICY
     LOAN?                       In accordance with state law, we reserve the right to
                                 postpone payment of a partial withdrawal, full surrender,
                                 or policy loan from the fixed account for up to six
                                 months after we receive your written request. If payment
                                 is postponed for more than 29 days, we will pay interest
                                 at an effective annual rate of 4.00% for the period of
                                 postponement.

                                 We reserve the right to postpone payment of a partial
                                 withdrawal, full surrender, or policy loan from the
                                 variable account for any period when:

                                      a.) the New York Stock Exchange is closed other than
                                          customary weekend and holiday closing;

                                      b.) trading on the Exchange is restricted;

                                      c.) an emergency exists as a result of which it is
                                          not reasonable or practicable to dispose of
                                          securities held in the variable account or
                                          determine their value; or

                                      d.) the Securities and Exchange Commission permits
                                          delay for the protection of security holders.

                                 The applicable rules of the Securities and Exchange
                                 Commission shall govern as to whether the conditions in
                                 b.) and c.) exist.

SECTION 14. DEATH BENEFIT

14.1 WHAT IS THE DEATH BENEFIT   The death benefit amount is based on your specified
     AMOUNT PROVIDED BY YOUR     amount and death benefit option. Your specified amount
     POLICY?                     and death benefit option as of the policy issue date are
                                 shown on the data page.
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14.2 WHAT ARE THE DEATH          Your policy offers two death benefit options:
     BENEFIT OPTIONS?

                                 a.)  OPTION 1 (LEVEL). As your policy value increases,
                                      the pure insurance amount decreases, such that the
                                      total death benefit remains level. For Option 1, the
                                      death benefit amount is equal to the greater of:

                                      1.)  the specified amount; or

                                      2.)  the policy value as of the insured's date of
                                           death, multiplied by the death benefit
                                           percentage factor.

                                 b.)  OPTION 2 (VARIABLE). As your policy value increases,
                                      your death benefit increases. The pure insurance
                                      amount remains equal to your specified amount. For
                                      Option 2, the death benefit amount is equal to the
                                      greater of:

                                      1.)  the specified amount plus the policy value; or

                                      2.)  the policy value as of the insured's date of
                                           death, multiplied by the death benefit
                                           percentage factor.

14.3 WHAT IS THE DEATH           The death benefit percentage factor is used to ensure
     BENEFIT PERCENTAGE          that the death benefit amount paid is at least the
     FACTOR?                     minimum amount required to be treated as life insurance
                                 under the Internal Revenue Code. The factors used in
                                 calculating the death benefit are shown below.

                                  Age   Factor   Age   Factor    Age    Factor
                                 ----   ------   ---   ------    ---    ------
                                 0-40    2.50     54    1.57       68    1.17
                                 41      2.43     55    1.50       69    1.16
                                 42      2.36     56    1.46       70    1.15
                                 43      2.29     57    1.42       71    1.13
                                 44      2.22     58    1.38       72    1.11
                                 45      2.15     59    1.34       73    1.09
                                 46      2.09     60    1.30       74    1.07
                                 47      2.03     61    1.28    75-90    1.05
                                 48      1.97     62    1.26       91    1.04
                                 49      1.91     63    1.24       92    1.03
                                 50      1.85     64    1.22       93    1.02
                                 51      1.78     65    1.20       94    1.01
                                 52      1.71     66    1.19       95    1.00
                                 53      1.64    .67    1.18

                                 If your maturity date is extended (see Section 3), the
                                 death benefit percentage factor will be equal to 1.01 on
                                 the policy anniversary at the insured's age 95 and will
                                 remain at 1.01 to the new maturity date. On the new
                                 maturity date, the death benefit percentage factor will
                                 be equal to 1.00.

14.4 CAN YOU CHANGE YOUR         You may change your death benefit option at any time by
     DEATH BENEFIT OPTION?       written request. The written consent of all assignees or
                                 irrevocable beneficiaries must be obtained prior to the
                                 change. The change will become effective on the next
                                 occurring monthly processing day after we receive your
                                 written request. We may require evidence of insurability.

                                 If Option 1 is changed to Option 2, your current
                                 specified amount will be reduced by an amount equal to
                                 your policy value on the effective date of the change.

                                 If Option 2 is changed to Option 1, your current
                                 specified amount will be increased by an amount equal to
                                 your policy value on the effective date of the change.
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14.5 CAN YOU CHANGE YOUR         You may change your specified amount at any time after
     SPECIFIED AMOUNT?           the first policy year by written request. The written
                                 consent of all assignees or irrevocable beneficiaries
                                 must be obtained prior to the change. The effective date
                                 of the change will be shown on an endorsement to the data
                                 page. Any change is subject to the following conditions:

                                 a.)  DECREASES - We reserve the right to require that the
                                      specified amount after any decrease be at least the
                                      minimum specified amount necessary to issue a new
                                      policy. For purposes of determining cost of
                                      insurance, any decrease in specified amount will
                                      reduce such amount in the following order:

                                      1.)  the specified amount provided by the most
                                           recent increase will be reduced;

                                      2.)  the next most recent increases will be reduced
                                           in succession; and

                                      3.)  the initial specified amount will be reduced
                                           last.

                                 b.)  INCREASES - A supplemental application must be
                                      completed, with evidence of insurability
                                      satisfactory to us, on any increase in specified
                                      amount. All policy provisions relating to the policy
                                      effective date will be applied to the increase in
                                      specified amount as if a new policy had been issued
                                      for that amount as of the effective date of the increase.
                                      We may require you to pay the premium amount
                                      necessary to issue a new policy for the amount of
                                      the increase.

                                      Additional surrender charges, cost of insurance
                                      charges, and administrative charges will apply
                                      corresponding to the amount of increase. However, no
                                      additional charges will apply if the increase in
                                      specified amount occurred solely due to a change in
                                      death benefit option. These additional charges will
                                      be shown on an endorsement to the data page.

                                      A service fee, as shown on the data page, will be
                                      assessed for an increase in the specified amount.
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SECTION 15. PAYMENT OF PROCEEDS

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15.1 WHEN ARE PROCEEDS           Death proceeds are payable while this policy is in force
     PAYABLE?                    in the event of the insured's death. Maturity proceeds
                                 are payable in the event the insured is still living on
                                 the maturity date.

15.2 WHAT ARE THE DEATH          The death proceeds are equal to the following amounts:
     PROCEEDS?

                                 a.)  the death benefit amount on the date of death (See
                                      Section 14); plus

                                 b.)  any premiums received after the date of death; minus

                                 c.)  any partial withdrawals taken after the date of
                                      death; minus

                                 d.)  any insurance charges due if the insured dies during a grace period; minus

                                 e.)  any loan amount.

15.3 HOW WILL DEATH PROCEEDS     The death proceeds will be payable to the beneficiary
     BE PAID?                    when we receive proof satisfactory to us that the insured
                                 died while this policy was in force. Death proceeds will
                                 be paid in a single sum, unless a settlement option has
                                 been selected. (See Section 17.)
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                                 We will pay interest on single sum death proceeds from
                                 the date we receive satisfactory proof of death (or from
                                 the date of the insured's death, if required by law)
                                 until the date of payment. Interest will be paid at an
                                 annual rate determined by us, but never less than the
                                 rate required by law.

15.4 WHAT ARE THE MATURITY       The maturity proceeds are equal to the surrender value.
     PROCEEDS?

15.5 HOW WILL MATURITY           The maturity proceeds will be paid in a single sum,
     PROCEEDS BE PAID?           unless a settlement option has been selected.
                                 (See Section 17.)
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SECTION 16. BENEFICIARY

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16.1 TO WHOM WILL WE PAY         We will pay the death proceeds of this policy to the
     THE DEATH PROCEEDS?         beneficiary as stated in the application, unless later
                                 changed as allowed by this  policy. If no beneficiary is
                                 stated, the beneficiary will be the insured's spouse, if
                                 living, otherwise the insured's estate.

                                 There are different classes of beneficiaries called
                                 primary and contingent. These classes set the order of
                                 payment. There may be more than one beneficiary in a
                                 class. Beneficiaries in the same class will receive equal
                                 payments unless we have written instructions to the
                                 contrary.

16.2 WHAT IF A BENEFICIARY       Only a beneficiary who outlives the insured is eligible
     DIES BEFORE THE INSURED?    receive the death to proceeds. If no primary beneficiary
                                 outlives the insured, the death proceeds will be paid to
                                 the contingent beneficiary. If no primary or contingent
                                 beneficiary outlives the insured, we will pay the death
                                 proceeds of this policy to you, the owner, if living,
                                 otherwise to your estate.

16.3 CAN YOU CHANGE THE          You may change the beneficiary during the insured's
     BENEFICIARY?                lifetime by written request. The written consent of all
                                 assignees or irrevocable beneficiaries must be obtained
                                 prior to the change.

                                 Your written request will not be effective until it is
                                 recorded in our home office. After it has been recorded,
                                 it will take effect as of the date you signed the
                                 request. However, we will not be responsible for any
                                 payment made or other action taken before we record the
                                 request.

SECTION 17. SETTLEMENT OPTIONS

17.1 WHAT ARE THE REQUIREMENTS   You may select a settlement option during the insured's
     FOR SELECTING A             lifetime for payment of death proceeds. You may also
     SETTLEMENT OPTION?          select a settlement option upon policy surrender or
                                 maturity. The written consent of all assignees or
                                 irrevocable beneficiaries must be obtained prior to the
                                 selection. A beneficiary may select a settlement option
                                 only after the insured's death. However, you may provide
                                 that the beneficiary will not be permitted to change a
                                 settlement option you have selected.

                                 Any person who selects a settlement option may name a
                                 successor payee to receive any remaining guaranteed
                                 payments due after the death of the payee. If the last
                                 surviving payee dies before all the guaranteed payments
                                 have been made, we will pay the present value of the
                                 remaining payments in one sum to that payee's estate. The
                                 present value will be based on the rate of interest for
                                 the option selected.

                                 For a policy based on male or female cost of insurance
                                 rates, we may require due proof of the age and gender of
                                 any payee who is to receive a life income. For a policy
                                 based on blended cost of insurance rates, we may require
                                 due proof of the age of any payee who is to receive a
                                 life income. The basis for cost of insurance rates is
                                 shown on the data page.

17.2 WHAT ARE THE AVAILABLE      There are four settlement options available for payment
     SETTLEMENT OPTIONS?         of policy proceeds. They are described below. Other
                                 payment options may be available with our consent.

                                 For Option 1, the minimum amount which can be applied is
                                 $2,500. If the monthly interest payment for Option 1 is
                                 less than $25, we reserve the right to pay interest
                                 annually. For all other options, the minimum amount which
                                 can be applied is the greater of $2,500, or the amount
                                 required to provide an initial monthly payment of $25.

                                 OPTION 1 - INTEREST OPTION. We will pay interest on the
                                 proceeds which we will hold as a principal sum during the
                                 lifetime of the payee. The payee may choose to receive
                                 interest payments either once a year or once a month. We
                                 will determine the effective rate of interest from time
                                 to time, but it will not be less than an effective annual
                                 rate of 4.00%.

                                 OPTION 2 - INSTALLMENT OPTION. We will pay equal monthly
                                 payments for a chosen number of years, not less than 5
                                 nor more than 30. If the original payee dies before
                                 payments have been made for the chosen number of years:
                                 a.) payments will be continued for the remainder of the
                                 period to the successor payee; or b.) the present value
                                 of the remaining payments, computed at the interest rate
                                 used to create the Option 2 rates, will be paid to the
                                 successor payee or to the last surviving payee's estate,
                                 if there is no successor payee.

                                 The Option 2 rates shown in Section 18 are based on 4.00%
                                 interest per year. Additional interest, if any, will be
                                 payable as we may determine from time to time.

                                 OPTION 3 - LIFE INCOME - SPECIFIED GUARANTEE PERIOD
                                 CERTAIN. We will pay monthly payments for as long as the
                                 payee lives. If the original payee dies before all of the
                                 payments have been made for the specified guaranteed
                                 period certain: a.) payments will be continued during the
                                 remainder of the guaranteed period certain to the
                                 successor payee; or b.) the present value of the
                                 remaining payments, computed at the interest rate used to
                                 create the Option 3 rates, will be paid to the successor
                                 payee or to the last surviving payee's estate, if there
                                 is no successor payee.

                                 The specified guaranteed period certain choices are:

                                      a.)  0 years (life income only);

                                      b.)  10 years; or

                                      c.)  20 years;

                                 Dividends, if any, will be payable as determined by us.

                                 OPTION 4 - JOINT AND SURVIVOR LIFE INCOME - 10 YEAR
                                 GUARANTEED PERIOD CERTAIN. We will pay monthly payments
                                 for as long as either of the original payees is living.
                                 If, at the death of the second surviving payee, payments
                                 have been made for less than 10 years: a.) payments will
                                 be continued during the remainder of the guaranteed
                                 period certain to the successor payee; or b.) the present
                                 value of the remaining payments, computed at the interest
                                 rate used to create the Option 4 rates, will be paid to
                                 the successor payee or to the last surviving payee's
                                 estate, if there is no successor payee.

                                 Dividends, if any, will be payable as determined by us.

17.3 HOW WILL PAYMENTS           The dollar amount of each fixed payment will be
     BE DETERMINED?              determined by dividing the amount applied by $1,000,
                                 and multiplying the result by the applicable settlement
                                 option rate.

SECTION 18. OPTION TABLES

18.1 WHAT RATES WILL BE USED     The rates below will be used to determine the dollar
     TO DETERMINE PAYMENT        amount of the monthly payments for Option 2. The rates
     VALUES FOR OPTION 2?        show the dollar amount of each monthly payment for each
                                 $1,000 applied. Rates for years payable not shown, if
                                 allowed by us, will be calculated on an actuarially
                                 equivalent basis and will be available upon request.

                                 OPTION 2. RATES - FIRST PAYMENT DUE AT BEGINNING OF
                                 PERIOD.

                                  YEARS      MONTHLY PAYMENT PAYABLE UNDER
                                 PAYABLE   OPTION 2 FOR EACH $1,000 APPLIED
                                 -------   --------------------------------
                                    10                   10.06
                                    15                    7.34
                                    20                    6.00
                                    25                    5.22
                                    30                    4.72

18.2 WHAT RATES WILL BE USED     The age adjustment table below and following rates will
     TO DETERMINE PAYMENT        be used to determine the dollar amount of the monthly
     VALUES FOR OPTIONS 3 AND    payments for Options 3 and 4.
     4?
                                 The male/female life income rates for Options 3 and 4 are
                                 based on the payee's adjusted age and gender. The blended
                                 life income rates are based on the payee's adjusted age.
                                 The life income rates for this policy are based on the
                                 cost of insurance rate type as shown on the data page.
                                 The adjusted age is the payee's age last birthday plus
                                 the age adjustment shown in the table below. The policy
                                 years elapsed are from the policy issue date to the
                                 effective date of the option. Any partial policy year is
                                 considered as a full policy year.

                                 CONTRACT YEARS ELAPSED   AGE ADJUSTMENT
                                 ----------------------   --------------
                                          1-10                  +3
                                         11-20                  +2
                                         21-30                  +1
                                           +31                   0

                                 The following rates show the dollar amount of each
                                 monthly payment for each $1,000 applied. The rates are
                                 based on the 1983A Mortality Tables and with compound
                                 interest at the effective rate of 4.00% per year. Rates
                                 for adjusted ages and guaranteed periods certain not
                                 shown, if allowed by us, will be calculated on an
                                 actuarially equivalent basis and will be available upon
                                 request.

OPTION 3. LIFE INCOME RATES - GUARANTEED PERIOD CERTAIN - FIRST PAYMENT DUE AT BEGINNING OF PERIOD.

                          MALE/FEMALE LIFE INCOME RATES
                               PER $1,000 APPLIED

                                                 ADJUSTED AGE - MALE
      --------------------------------------------------------------------------------------------------------
YEARS  55   56   57   58   59   60   61   62   63   64   65   66   67   68   69   70   71   72   73   74   75
----- ---- ---- ---- ---- ---- ---- ---- ---- ---- ---- ---- ---- ---- ---- ---- ---- ---- ---- ---- ---- ----
0     5.29 5.39 5.49 5.61 5.73 5.86 6.00 6.16 6.32 6.49 6.68 6.88 7.09 7.31 7.56 7.82 8.09 8.39 8.71 9.05 9.41
10    5.20 5.29 5.38 5.48 5.59 5.70 5.82 5.95 6.08 6.21 6.35 6.50 6.65 6.81 6.97 7.14 7.31 7.48 7.65 7.83 8.00
20    4.94 5.00 5.06 5.12 5.18 5.24 5.31 5.37 5.43 5.48 5.54 5.59 5.64 5.69 5.73 5.77 5.81 5.84 5.87 5.89 5.91

                                                ADJUSTED AGE - FEMALE
      --------------------------------------------------------------------------------------------------------
YEARS  55   56   57   58   59   60   61   62   63   64   65   66   67   68   69   70   71   72   73   74   75
----- ---- ---- ---- ---- ---- ---- ---- ---- ---- ---- ---- ---- ---- ---- ---- ---- ---- ---- ---- ---- ----
0     4.84 4.92 5.00 5.09 5.19 5.29 5.40 5.52 5.65 5.78 5.92 6.08 6.24 6.42 6.61 6.81 7.04 7.28 7.54 7.83 8.14
10    4.80 4.87 4.95 5.03 5.12 5.22 5.32 5.42 5.53 5.65 5.77 5.90 6.04 6.19 6.34 6.50 6.67 6.84 7.02 7.21 7.40
20    4.67 4.73 4.79 4.85 4.91 4.98 5.05 5.11 5.18 5.25 5.32 5.39 5.45 5.51 5.58 5.63 5.69 5.73 5.78 5.82 5.85

                            BLENDED LIFE INCOME RATES
                               PER $1,000 APPLIED

                                               ADJUSTED AGE - BLENDED
      --------------------------------------------------------------------------------------------------------
YEARS  55   56   57   58   59   60   61   62   63   64   65   66   67   68   69   70   71   72   73   74   75
----- ---- ---- ---- ---- ---- ---- ---- ---- ---- ---- ---- ---- ---- ---- ---- ---- ---- ---- ---- ---- ----
0     4.93 5.01 5.10 5.20 5.30 5.41 5.52 5.65 5.78 5.92 6.07 6.24 6.41 6.60 6.80 7.01 7.25 7.50 7.77 8.07 8.39
10    4.88 4.96 5.04 5.13 5.22 5.32 5.42 5.53 5.65 5.77 5.89 6.03 6.17 6.32 6.47 6.63 6.80 6.98 7.16 7.34 7.53
20    4.73 4.79 4.85 4.91 4.97 5.04 5.10 5.17 5.24 5.30 5.37 5.43 5.50 5.56 5.61 5.67 5.71 5.76 5.80 5.84 5.87

OPTION 4. LIFE INCOME FACTORS - JOINT AND SURVIVOR - 10 YEAR GUARANTEED PERIOD CERTAIN - FIRST PAYMENT DUE AT BEGINNING OF PERIOD.

                          MALE/FEMALE LIFE INCOME RATES
                                PER 1,000 APPLIED

ADJUSTED         ADJUSTED AGE - FEMALE
   AGE     --------------------------------
  MALE      55     60     65     70     75
--------   ----   ----   ----   ----   ----
   55      4.44   4.62   4.79   4.93   5.05
   60      4.55   4.79   5.03   5.25   5.44
   65      4.64   4.93   5.25   5.58   5.88
   70      4.70   5.04   5.45   5.89   6.33
   75      4.75   5.12   5.59   6.14   6.74

                            BLENDED LIFE INCOME RATES
                               PER $1,000 APPLIED

ADJUSTED        ADJUSTED AGE - BLENDED
   AGE     --------------------------------
 BLENDED    55     60     65     70     75
--------   ----   ----   ----   ----   ----
55         4.39   4.52   4.64   4.73   4.80
60         4.52   4.72   4.90   5.05   5.17
65         4.64   4.90   5.16   5.41   5.61
70         4.73   5.05   5.41   5.77   6.11
75         4.80   5.17   5.61   6.11   6.60

                                                        POLICY NUMBER: 123456789

                            GUARANTEED MAXIMUM ANNUAL
                          COST OF INSURANCE RATE TABLE

            FLEXIBLE PREMIUM VARIABLE UNIVERSAL LIFE INSURANCE POLICY

OWNER(S): John Doe                SPECIFIED AMOUNT: $50,000

INSURED: John Doe                 RATING: Standard Tobacco

ISSUE DATE: January 15, 2000      ISSUE AGE: 35

MATURITY DATE: January 15, 2060   GENDER: Male

DEATH BENEFIT: Option 1           COST OF INSURANCE RATES: Male

The rates shown are annual rates in dollars per $1,000. The annual cost of insurance rate we charge will never be more than the guaranteed maximum annual rates shown below. Monthly cost of insurance calculations will use one-twelfth of these rates.

AGE    RATE
---   -----
 35    2.72
 36    2.92
 37    3.17
 38    3.45
 39    3.77
 40    4.14
 41    4.54
 42    4.98
 43    5.46
 44    5.99
 45    6.55
 46    7.13
 47    7.76
 48    8.44
 49    9.18
 50   10.00
 51   10.93
 52   11.98
 53   13.17
 54   14.47
 55   15.86
 56   17.33
 57   18.88
 58   20.51
 59   22.26
 60   24.21
 61   26.41
 62   28.89
 63   31.66
 64   34.69
 65   37.90
 66   41.26
 67   44.74

AGE    RATE
---   ------
 68    48.39
 69    52.35
 70    56.72
 71    61.63
 72    67.18
 73    73.33
 74    80.07
 75    87.27
 76    94.63
 77   102.02
 78   109.49
 79   117.30
 80   125.71
 81   134.96
 82   145.21
 83   156.29
 84   167.83
 85   179.44
 86   190.84
 87   202.54
 88   214.73
 89   226.85
 90   239.08
 91   251.80
 92   266.55
 93   285.47
 94   311.27

                    FLEXIBLE PREMIUM VARIABLE UNIVERSAL LIFE
                                INSURANCE POLICY

               Flexible Premium Variable Universal Life Insurance
                            Adjustable Death Benefit
        Flexible Premiums Payable During Lifetime of Insured Until Age 95
        Death Benefit Payable at Death of Insured Prior to Maturity Date
                                  Participating

                          CUNA MUTUAL INSURANCE SOCIETY
                     2000 HERITAGE WAY, WAVERLY, IOWA 50677
                            TELEPHONE: (319) 352-4090